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                                  SCHEDULE 13D


 CUSIP No.   740329107                        Page   11
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                                   EXHIBIT 1


                             JOINT FILING AGREEMENT


  Pursuant to the provisions of Rule 13d-1(e) under the Securities Exchange Act of 1934 (the "Act"), Alta Investissements S.A., a Luxembourg corporation, Primwest Holding N.V., a Netherlands Antilles corporation, and Didier Primat hereby each agree to file jointly a statement on Schedule 13D under the Act with respect to 2,808,427 shares of the Common Stock, par value $0.01, of Precision Systems, Inc.




      June 21, 1996             By:  Primwest Holding N.V.
  ------------------
         Date
                                      By:  /s/ Didier Primat
                                           -----------------
                                      Name:  Didier Primat
                                      Title: President

      June 21, 1996             By:  Alta Investissements S.A.
  ------------------
         Date
                                      By:  /s/ Ian M. Dalziel
                                           ------------------
                                      Name:  Ian M. Dalziel
                                      Title:  President

      June 21, 1996             By:  /s/ Didier Primat
  ------------------                 -----------------
                                Name:  Didier Primat